                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Innkeepers USA Trust on Form S-3 (File Nos. 33-97932 and 33-1026) of our report dated August 30, 1996, on our audit of the combined financial statements of the DeBoer Hotels as of December 30, 1994 and December 31, 1995, and for each of the three fiscal years in the period ended December 31, 1995, which report is incorporated by reference in this report on Form 8-K.




                                        COOPERS & LYBRAND L.L.P.


West Palm Beach, Florida
November 22, 1996





                                       8